STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

- First: The name of this Corporation is BIOCIRCUITS CORPORATION.
- Second: Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, Wilmington, New Castle County, Delaware 19808. The registered agent in charge thereof is Delaware Business Incorporators, Inc.
- Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
- Fourth: The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares with a par value of $.001 per share.
- Fifth: The name and mailing address of the incorporator are as follows:

  Raj S. Nanvaan
  72-11 Austin Street, Suite 288
  Forest Hills, NY 11375

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 5th day of January, A.D. 2005.

BY: ______________________

Raj S. Nanvaan

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Biocircuits Corporation, a corporation organized and existing under and by virtue of the General Corporation Law (the "GCL") of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendments of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows: **"The name of the Corporation is Beluga Composites Corporation."**

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Raj S. Nanvaan, an Authorized Officer, this 21st day of January, 2005.

By: ______________________
Raj S. Nanvaan
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:16 AM 01/24/2005
FILED 11:16 AM 01/24/2005
SRV 050055879 - 3907822 FILE

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "BELUGA COMPOSITES CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF MARCH, A.D. 2005.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3907822 8300

050177825

050177825

AUTHENTICATION: 3716731

AUTHENTICATION: 3716731

DATE: 03-02-05

DATE: 03-02-05